Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Forian Inc. on Form S-8 (file number 333-253938) of our report dated March 31, 2021 with respect to our audits of the consolidated financial statements of Forian Inc. as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and the period from inception (May 6, 2019) through December 31, 2019, which report is included in this Annual Report on Form 10-K of Forian Inc. for the year ended December 31, 2020.

/s/ Marcum llp

San Jose, CA
March 31, 2021